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                                                                Exhibit 99.2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS OVERVIEW

Nature of Operations

         Solutia Europe S.A./N.V. ("SESA") is a wholly-owned subsidiary of Solutia Inc. ("Solutia"). SESA and its subsidiaries make and sell a variety of high-performance chemical-based materials including performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; and resale of high performance polymers and fibers for Solutia's Integrated Nylon segment.

Solutia's Bankruptcy Proceedings

         On December 17, 2003, Solutia and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States, including SESA, were not included in the Chapter 11 filing.

         The filing was made to restructure Solutia's balance sheet by reducing indebtedness to appropriate levels, to streamline operations and reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern, and to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain postretirement benefits and liabilities under operating contracts, all of which were assumed at the time of the spinoff of Solutia from the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc.). These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs, have been an obstacle to Solutia's financial stability and success. While Solutia believes it will be able to achieve these objectives through the bankruptcy process, there can be no certainty that it will be successful in doing so.

         In order to exit Chapter 11 successfully, Solutia must propose and obtain confirmation by the bankruptcy court of a plan of reorganization that satisfies the requirements of the U.S. Bankruptcy Code. Although Solutia expects to file a plan of reorganization that provides for Solutia's emergence from bankruptcy as a going concern, there can be no assurance that a plan of reorganization will be confirmed by the bankruptcy court or that any such plan will be implemented successfully.

Basis of Presentation

         The accompanying unaudited consolidated financial statements include consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows for SESA and its subsidiaries, each as of and for the three and twelve months ended December 31, 2004 and December 31, 2003, respectively. The information contained in the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations is unaudited and is presented in a format prescribed by Section 9(m) of the amended and restated terms and conditions of SESA's (euro) 200 million, 10% Euro Notes ("Euronotes"). All significant intercompany transactions and balances between SESA's subsidiaries have been eliminated in consolidation. However, intercompany transactions and balances between SESA's subsidiaries and Solutia's other subsidiaries outside of the consolidated SESA entity have not been eliminated in consolidation. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and notes to consolidated financial statements included in the Solutia 2004 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2005.


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         The unaudited consolidated financial statements included in Exhibit
99.1 to this Form 8-K have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. In addition, the unaudited consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the interim periods reported. Such adjustments are of a normal, recurring nature.


SUMMARY OF SIGNIFICANT FOURTH QUARTER 2004 EVENTS

         On November 9, 2004, Amendment No. 1 to the Fiscal Agency Agreement and Terms and Conditions of SESA's Euronotes, due in 2008 was completed and among other items authorized the potential sale of SESA's pharmaceutical services business. The amendment requires SESA to use 95% of the net cash proceeds from any such sale to redeem a portion of the Euronotes.

RESULTS OF OPERATIONS--FOURTH QUARTER 2004 COMPARED WITH FOURTH QUARTER 2003

Net Sales and Earnings Before Interest Expense and Income Taxes (EBIT)

  ------------------------------------------------------------------------
                                                      THREE MONTHS ENDED
                                                      ------------------
                                                         DECEMBER 31,
                                                         ------------
  (dollars in millions)                                2004        2003
                                                       ----        ----

  Net Sales.......................................     $125        $ 103
                                                       ====        =====

  EBIT............................................     $(32)       $(104)
                                                       ====        =====
      Charges included in EBIT....................     $(40)       $(104)
                                                       ====        =====
  ------------------------------------------------------------------------

         The $22 million, or 21 percent, increase in net sales as compared to the fourth quarter 2003 resulted primarily from higher sales volumes of approximately 12 percent and favorable currency exchange rate fluctuations of approximately 10 percent, partially offset by lower average selling prices of approximately 1 percent. Higher volumes were experienced in SAFLEX(R) and VANCEVA(R) plastic interlayer products, pharmaceutical services, and in resale of products for Solutia's Integrated Nylon segment. The favorable currency impact on net sales was a result of the strengthening euro in relation to the U.S. dollar in comparison to the fourth quarter 2003. Lower average selling prices were experienced primarily in the SAFLEX(R) plastic interlayer products in comparison to the fourth quarter 2003 resulting principally from the completion of new sales contracts in a competitive pricing environment.

         The $72 million, or 69 percent, increase in EBIT in comparison to the fourth quarter 2003 resulted primarily from lower charges, higher net sales, overall controlled spending and favorable manufacturing variances resulting from cost containment activities and increased capacity utilization, partially offset by higher raw material costs. Included in 2004 EBIT were $40 million of impairment charges within the pharmaceutical services business including approximately $12 million for the write down of fixed assets and approximately $28 million for the write down of intangible assets. These charges were precipitated by the declining estimates of forecasted results given current economic and market conditions within the pharmaceutical services business environment. Included in 2003 EBIT were $104 million of charges including asset impairment charges within the pharmaceutical services business comprised of approximately $18 million for the write down of fixed assets and approximately $78 million for the write down of intangible assets; approximately $12 million of restructuring charges including primarily employee severance and retraining costs, write-down of assets, and contract termination costs; and a gain of $4 million involving the recovery of receivables, established prior to 1997, which had previously been written off.

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Interest Expense

  ----------------------------------------------------------------------
                                                  THREE MONTHS ENDED
                                                  ------------------
                                                     DECEMBER 31,
                                                     ------------
  (dollars in millions)                           2004         2003
                                                  ----         ----

  Interest Expense.............................    $ 6          $ 6
                                                   ===          ===
  ---------------------------------------------------------------------

         Interest expense remained consistent in total in comparing the fourth quarter 2004 and 2003; however, there were several offsetting factors underlying the activity. Interest expense increased as compared to the fourth quarter 2003 following the increased interest rate on SESA's Euronotes from 6.25% to 10.00% that occurred as part of its refinancing in the first quarter of 2004. Interest expense also increased as a result of the strengthening euro in relation to the U.S. dollar in comparison to the fourth quarter 2003. Offsetting these increases was the elimination of interest expense on SESA's approximate $150 million, 5% convertible note with Solutia that was converted from debt to equity in May 2004.

RESULTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 2004 COMPARED WITH YEAR ENDED DECEMBER 31, 2003

Net Sales and EBIT

  ----------------------------------------------------------------------
                                                      YEAR ENDED
                                                      ----------
                                                     DECEMBER 31,
                                                     ------------
  (dollars in millions)                           2004         2003
                                                  ----         ----

  Net Sales...................................    $465        $ 396
                                                  ====        =====

  EBIT........................................    $ (7)       $ (78)
                                                  ====        =====
      Charges included in EBIT................    $(54)       $(104)
                                                  ====        =====
  ----------------------------------------------------------------------

         The $69 million, or 17 percent, increase in net sales as compared to the year ended December 31, 2003 resulted primarily from favorable currency exchange rate fluctuations of approximately 10 percent and higher sales volumes of approximately 9 percent, partially offset by lower average selling prices of approximately 2 percent. The favorable currency impact on net sales was a result of the strengthening euro in relation to the U.S. dollar in comparison to the year ended December 31, 2003. Higher volumes were experienced in SAFLEX(R) and VANCEVA(R) plastic interlayer products, pharmaceutical services, and in resale of products for Solutia's Integrated Nylon segment. Lower average selling prices were experienced primarily in the SAFLEX(R) plastic interlayer products in comparison to the year ended December 31, 2003 resulting principally from the completion of new sales contracts in a competitive pricing environment.

         The $71 million, or 90 percent, increase in EBIT resulted primarily from lower charges, higher net sales, overall controlled spending and favorable manufacturing variances resulting from cost containment activities and increased capacity utilization, partially offset by higher raw material and energy costs. Included in 2004 EBIT was $54 million of charges including impairment charges within the pharmaceutical services business of approximately $12 million for the write down of fixed assets and approximately $28 million for the write down of intangible assets. These charges were precipitated by the declining estimates of forecasted results given current economic and market conditions within the pharmaceutical services business environment. Also included in the 2004 charges was a $15 million charge due to the modification of SESA's Euronotes in January 2004 and a $1 million gain for the favorable settlement of reserves established in 2003 related to the closure of non-strategic facilities. Included in 2003 EBIT were $104 million of charges including asset impairment charges within the pharmaceutical services business

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including approximately $18 million for the write down of fixed assets and approximately $78 million for the write down of intangible assets; approximately $12 million of restructuring charges including primarily employee severance and retraining costs, write-down of assets, and contract termination costs; and a gain of $4 million involving the recovery of receivables, established prior to 1997, which had previously been written off.

Interest Expense

  ----------------------------------------------------------------------
                                                      YEAR ENDED
                                                      ----------
                                                     DECEMBER 31,
                                                     ------------
  (dollars in millions)                            2004         2003
                                                   ----         ----

  Interest Expense.............................    $ 27         $ 22
                                                   ====         ====
  ----------------------------------------------------------------------

         The $5 million, or 23 percent, increase in interest expense as compared to the year ended December 31, 2003 resulted principally from the increased interest rate on SESA's Euronotes from 6.25% to 10.00% that occurred as part of its refinancing in the first quarter 2004. Interest expense also increased as a result of the strengthening euro in relation to the U.S. dollar in comparison to the year ended December 31, 2003. Partially offsetting these increases was the elimination of interest expense on SESA's approximate $150 million, 5% convertible note with Solutia that was converted from debt to equity in May 2004.

FINANCIAL CONDITION AND LIQUIDITY

         Total debt of $286 million as of December 31, 2004 decreased by $119 million as compared to $405 million as of December 31, 2003. This decrease was principally a result of the conversion from debt to equity of a convertible note from Solutia Inc. to SESA in 2004 that had an outstanding balance of $154 million as of December 31, 2003. This conversion of the convertible note was a non-cash transaction and accordingly was not included within the Statement of Cash Flows for the year ended December 31, 2004. Partially offsetting this decrease was a $22 million increase due to favorable currency exchange rate fluctuations resulting from the strengthening euro in relation to the U.S. dollar and a net $13 million increase in the Euronotes due to the January 2004 modification.

         SESA's working capital increased by $29 million to $78 million at December 31, 2004, compared to $49 million at December 31, 2003. The increase in the working capital position primarily resulted from the lower outstanding balance of net intercompany payables due to reduced intercompany activity in 2004.

         SESA had shareholders' equity of $168 million at December 31, 2004 compared to $15 million at December 31, 2003. The $153 million increase in shareholders' equity principally resulted from the conversion from debt to equity of a convertible note from Solutia Inc. to SESA of $154 million at the time of conversion in May 2004, inclusive of related accrued interest, and a $27 million increase due to favorable currency exchange rate fluctuations resulting from the strengthening euro in relation to the U.S. dollar, partially offset by the $28 million net loss recorded in 2004. This net loss was primarily a result of the $40 million of asset impairments recorded in the pharmaceutical services business in the fourth quarter 2004.

         At December 31, 2004 and 2003, SESA's liquidity was in the form of cash in the amount of $12 million and $14 million, respectively. The decline in cash principally resulted from the timing of net intercompany transactions to Solutia entities outside of the consolidated SESA entities.

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